Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:

Craig A. Lampo
Senior Vice President and Chief Financial Officer

203-265-8625

www.amphenol.com

AMPHENOL CORPORATION ANNOUNCES

PRICING OF $400,000,000 OF SENIOR NOTES

Wallingford, Connecticut, February 13, 2020. Amphenol Corporation (NYSE: APH) (the “Company”) announced today the pricing of its offering of $400,000,000 aggregate principal amount of senior notes due 2025 (the “Notes”). The Notes will have an interest rate of 2.050% per annum. The closing of the offering is expected to occur on February 20, 2020, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering of the Notes, together with cash on hand, to repay its outstanding 2.200% Senior Notes due 2020 at maturity.

BofA Securities, Inc., Mizuho Securities USA LLC and TD Securities (USA) LLC are serving as the joint book-running managers for the offering of the Notes.

The Notes are being offered pursuant to the Company’s effective shelf registration statement on file with the Securities and Exchange Commission. A prospectus supplement and accompanying prospectus describing the terms of this offering will be filed with the Securities and Exchange Commission.  Copies of the prospectus supplement and accompanying prospectus for the offering may be obtained from BofA Securities, Inc. toll-free at (800) 294-1322, Mizuho Securities USA LLC toll-free at (866) 271-7403 and TD Securities (USA) LLC toll-free at (855) 495-9846.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes, nor will there be any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful.  Any offer, solicitation or sale of the Notes will be made only by means of the prospectus supplement and the accompanying prospectus.

This press release contains information about pending transactions, and there can be no assurance that any of these transactions will be completed.

No PRIIPs key information document (KID) has been prepared as the Notes are not available to retail in the EEA.

About Amphenol

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors, interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable. Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks.

Forward-Looking Statements

Statements in this press release which are other than historical facts are intended to be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, the Private Securities Litigation Reform Act of 1995 and other related laws. While the Company believes such statements are reasonable, the actual results and effects could differ materially from those currently anticipated. Details regarding various significant risks and uncertainties that may affect our operating and financial performance can be found in the Company’s Annual Report on Form 10-K and other Company filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.

Contact

Investor Relations

Amphenol Corporation

358 Hall Avenue

Wallingford, CT 06492

Telephone No: (203) 265-8900